Exhibit 99.1

Contact:  Marta Myers at 913-360-5232

For Immediate Release

MGP Ingredients, Inc. Schedules Fiscal 2008 First Quarter

Financial Release Date, Conference Call

ATCHISON, Kan., October 29, 2007 – MGP Ingredients, Inc. (Nasdaq/MGPI) will report its fiscal 2008 first quarter financial results prior to the market’s opening on Thursday, November 8, to be followed by an investor conference call that day at
10 a.m. central time.

The conference call will be led by Ladd Seaberg, chairman and chief executive officer, Tim Newkirk, president and chief operating officer and Robert Zonneveld, vice president and chief financial officer. They will review the company’s first quarter results.

Stockholders and other interested persons may listen to the conference call via telephone by dialing (888) 603-6873 domestically, or 973-582-2706 internationally by 9:50 a.m. central time on November 8. The conference identification number for entering the call is 9403425. Otherwise, it may be accessed on the Internet at www.mgpingredients.com.

In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products, including specialty wheat proteins and starches and food grade and fuel grade alcohol. The company has facilities in Atchison, Kan., Pekin, Ill., Kansas City, Kan., and Onaga, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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